SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 29, 2012

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

205 Robin Road, Paramus, NJ 07652 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2012, Inergetics, Inc. appointed Carl Germano, RD, CNS, CDN, as a director of the Company, effective immediately.

Mr. Carl Germano, 58 serves as the Company’s Executive Vice President of Research and Product Development since August 2001. He is a registered, certified, and licensed nutritionist. Mr. Germano holds a Master’s degree in clinical nutrition from New York University and has over 27 years of experience using innovative, complementary nutritional therapies in private practice. For the past 20 years, he has dedicated his efforts to research and product development for the dietary supplement and medical foods industries, where he has been instrumental in bringing unique nutritional substances and formulations to the health/dietary supplement industry. From April 1999 to July 2001, Mr. Germano was senior vice president of research and product development with Nutratech, Inc., a nutraceutical raw materials supplier. From 1992 to 1999, he was vice president of product development and research with Solgar Vitamin and Herb.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012

INERGETICS, INC.

By:	/s/ Mark C. Mirken
Mark C. Mirken
President, Chief Executive Officer and
Chairman of the Board